UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2016

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On November 28, 2016, Senseonics Incorporated, a wholly-owned subsidiary of Senseonics Holdings, Inc. (the “Company”) entered into an amendment to its distribution agreement (the “Amendment”) with Roche Diagnostics International AG and Roche Diabetes Care GmbH (collectively, “Roche”), which amends that certain distribution agreement, by and between the Company and Roche, dated May 23, 2016 (the “Distribution Agreement”).

Pursuant to the Amendment, the Company granted Roche the exclusive right to market, sell and distribute the Company’s Eversense® continuous glucose monitoring system (“Eversense”) in Europe, the Middle East and Africa, excluding Sweden, Norway, Denmark, Finland and Israel.  Roche is obligated to purchase from the Company specified minimum volumes of Eversense components at pre-determined prices, which pricing is subject to renegotiation in certain circumstances.

In addition, pursuant to the Amendment, the parties extended the initial term of the Distribution Agreement through December 31, 2018, which may be extended through December 31, 2019 if the Company and Roche agree upon the minimum purchase requirements for 2019.

Except as modified by the Amendment, all terms and conditions of the Distribution Agreement remain in full force and effect.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

Item 8.01Other Events

On December 2, 2016, the Company issued a press release announcing the entry into the Amendment with Roche described above.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, the contents of which are incorporated herein by reference. The information contained in this Current Report on Form 8-K speaks only as the date hereof. While the Company may elect to update the information in this Current Report on Form 8-K in the future, the Company disclaims any obligation to do so except to the extent required by applicable law.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press release of Senseonics Holdings, Inc. dated December 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2016	SENSEONICS HOLDINGS, INC.

	By:	/s/ R. Don Elsey
	Name:	R. Don Elsey
	Title:	Chief Financial Officer

Exhibit Index

Number	Description
99.1	Press release of Senseonics Holdings, Inc. dated December 2, 2016.